Exhibit 24.2

                                POWER OF ATTORNEY



          I, the undersigned Director or Officer of Rockwell Collins, Inc., a Delaware corporation (this "Corporation"), hereby constitute CLAYTON M. JONES, LAWRENCE A. ERICKSON, PATRICK E. ALLEN, GARY R. CHADICK and PETER R. KOLYER, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, a Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) and supplements thereto for the purpose of registering under the Securities Act of 1933, as amended, securities to be offered pursuant to this Corporation's Employee Stock Purchase Plan.


     Signature                          Title                         Date
     ---------                          -----                         ----

/s/ Michael P.C. Carns                Director                  October 18, 2001
------------------------
Michael P.C. Carns


/s/ Lawrence A. Erickson      Senior Vice President and         October 18, 2001
------------------------       Chief Financial Officer
Lawrence A. Erickson        (principal financial officer)


/s/ Patrick E. Allen         Vice President Finance and         October 18, 2001
------------------------        Treasurer (principal
Patrick E. Allen                 accounting officer)